SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 13, 2006

LEVI STRAUSS & CO.
(Exact name of registrant as specified in its charter)

Delaware	002-90139	94-0905160
(State or Other jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)
1155 BATTERY STREET
SAN FRANCISCO, CALIFORNIA 94111
(Address of principal executive offices, including zip code)
(415) 501-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.
     2006 Equity Incentive Plan
     Summary
     On July 13, 2006, our board of directors adopted, and our stockholders approved, our 2006 Equity Incentive Plan. The new plan is a ten-year equity-based incentive compensation plan that replaces our existing long-term incentive plan for senior executives. The new plan is intended to:
•	focus and motivate our senior executive team to achieve sustained, long-term increases in shareholder value;

•	reward participants in direct relationship with increases in shareholder value; and

•	attract and retain executive talent in a highly-competitive industry.
     The plan is an omnibus plan that enables our board to select from a variety of stock awards, including stock options, restricted stock and stock appreciation rights, as well as performance awards, in defining long-term incentives for our management.
     On July 13, 2006, our board made initial grants of stock appreciation rights to a small group of our senior-most executives. These grants will enable the executives to obtain shares of common stock in the future in an amount based on share price appreciation over time. The plan and initial awards include requirements relating to vesting, exercise, stock sales and other matters, including entry by executives into the stockholders’ and voting trust agreements to which our family and other stockholders are bound and other provisions reflecting our status as a privately-held company. The board did not make any other grants of stock appreciation rights or other awards under the plan.
     Description of Equity Incentive Plan
     The description of the Equity Incentive Plan below is qualified in its entirety by reference to a copy of the plan, attached hereto as Exhibit 99.1.
     Term. The Equity Incentive Plan will be effective for ten years if not sooner terminated by our board.
     Stock Awards. The Equity Incentive Plan provides for the grant of the following types of awards (which we collectively refer to as “stock awards”):
•	incentive stock options,

•	nonstatutory stock options,

•	restricted stock awards,

•	restricted stock unit awards,

•	stock appreciation rights, and

•	other forms of equity compensation.
     The Equity Incentive Plan also provides for the grant of performance stock awards and performance cash awards (together, the “performance awards”). Stock awards and performance awards may be granted to employees, including officers, non-employee directors, and consultants.

     Share Reserve. The aggregate number of shares of our common stock that may be issued initially pursuant to stock awards or performance stock awards under the Equity Incentive Plan is 418,175 shares, provided, however, that this number automatically adjusts upward to the extent necessary to satisfy the exercise of stock appreciation rights granted or otherwise authorized on July 13, 2006. However, the following shares may return to the Equity Incentive Plan and be available for issuance in connection with a future award: (i) shares covered by an award that expires or otherwise terminates without having been exercised in full, (ii) shares that are forfeited to or repurchased by us prior to becoming fully vested, (iii) shares covered by an award that is settled in cash, (iv) shares withheld to cover payment of an exercise price or cover applicable tax withholding obligations, (v) shares tendered to cover payment of an exercise price, and (vi) shares that are cancelled pursuant to an exchange or repricing program.
     Administration. Our board may amend, suspend, or terminate the Equity Incentive Plan at any time. Amendments will not be effective without stockholder approval if stockholder approval is required by applicable law. Our board has delegated its authority to administer the Equity Incentive Plan to the Human Resources Committee of our board. Subject to the terms of the Equity Incentive Plan, our board or its authorized committee (the “plan administrator”) construes and interprets the plan, determines the persons to whom and the dates on which awards will be granted, and, subject to the terms and conditions of the plan, determines the terms and conditions of awards. The plan administrator also has the authority to (i) reduce the exercise price of any outstanding option or the strike price of any outstanding stock appreciation right; (ii) cancel any outstanding option or stock appreciation right and to grant in exchange one or more of the following: (A) a new option or stock appreciation right covering the same or different number of shares, (B) new stock awards, or (C) cash and/or other valuable consideration; and (iii) prior to an initial public offering of a class of our common stock (an “IPO”), cancel an award, to the extent not vested, with or without substitution of consideration.
     Stock Appreciation Rights. Stock appreciation rights are granted pursuant to stock appreciation rights agreements. The plan administrator determines the strike price for a stock appreciation right, provided that the strike price of a stock appreciation right cannot be less than 100% of the fair market value of our common stock on the date of grant. Upon the exercise of a stock appreciation right, we will pay the participant an amount equal to the product of (i) the excess of the per share fair market value of our common stock on the date of exercise over the strike price, multiplied by (ii) the number of shares of common stock with respect to which the stock appreciation right is exercised. Our board determines how we make payment, which may include delivery of common stock, cash, a combination of cash and stock or any other form of consideration, as set forth in the stock appreciation right agreement. A stock appreciation right granted under the Equity Incentive Plan vests at the rate specified in the stock appreciation right agreement as determined by the plan administrator.
     The plan administrator determines the terms of stock appreciation rights granted under the Equity Incentive Plan, subject to a ten year maximum term. Earlier termination of a stock appreciation right depends on the circumstances of a participant’s termination from employment as follows:
•	Unless the terms of a participant’s stock appreciation rights agreement provide otherwise, if a participant’s service relationship with us, or any of our affiliates, ceases for any reason other than for cause, or by reason of retirement, disability or death, the participant generally may exercise his or her stock appreciation right (to the extent the participant was entitled to exercise such stock appreciation right on the date of such termination of service) for a period of three months following the cessation of service.

•	Stock appreciation rights terminate immediately upon termination for cause, the participant will be prohibited from exercising his or her stock appreciation rights from and after the time of such termination of service, and we are authorized to rescind any transfer of common stock or cash to the participant that occurred within six months prior to such termination for cause. In addition, we may demand the repayment of any proceeds received upon any disposition of the common stock.

•	If a participant’s service relationship with us, or any of our affiliates, ceases due to retirement, disability or death (or a participant dies within a specified period, if any, following cessation of service), the participant or a beneficiary generally may exercise the stock appreciation right (to the extent the participant was entitled to exercise such stock appreciation right on the date of such termination of service or death) for a period of 18 months.
     We may extend the term of the stock appreciation right in the event that exercise following termination of service is prohibited by applicable securities laws. In no event, however, may a stock appreciation right be exercised beyond the expiration of its term.
     Stock Options. Incentive and nonstatutory stock options are granted pursuant to incentive and nonstatutory stock option agreements. Employees, directors, and consultants may be granted nonstatutory stock options, but only employees may be granted incentive stock options. The plan administrator determines the exercise price of a stock option, provided that the exercise price of a stock option cannot be less than 100% (and in the case of an incentive stock option granted to a 10% stockholder, 110%) of the fair market value of our common stock on the date of grant, except when assuming or substituting options in connection with limited situations such as an acquisition. Options granted under the Equity Incentive Plan vest at the rate specified by the plan administrator.
     The plan administrator determines the terms of stock options granted under the Equity Incentive Plan, up to a maximum of ten years (five years in the case of an incentive stock option granted to a 10% stockholder). The rules that apply to stock appreciation rights for exercise following termination of service and our rights following a termination for cause generally also apply to stock options.
     Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (i) cash or check, (ii) a broker-assisted cashless exercise, (iii) the tender of common stock previously owned by the optionee, (iv) a net exercise of the option, and (v) other legal consideration approved by the plan administrator.
     Unless the plan administrator provides otherwise, options generally are not transferable except by will, the laws of descent and distribution, or pursuant to a domestic relations order. An optionee may designate a beneficiary, however, who may exercise an option following the optionee’s death.
     Restricted Stock Awards. Restricted stock awards are granted pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for the recipient’s past or future services performed for us or our affiliates or any other form of legal consideration. Shares of common stock acquired under a restricted stock award may be subject to forfeiture to us in accordance with a vesting schedule to be determined by the plan administrator. If a participant’s service relationship is terminated for cause, we are authorized to rescind any transfer of common stock to the participant that ceased to be subject to a forfeiture condition within six months prior to such termination for cause. In addition, we may demand the repayment of any proceeds received upon any disposition of the common stock. Rights to acquire shares under a restricted stock award may be transferred only upon such terms and conditions as set by the plan administrator.
     Restricted Stock Unit Awards. Restricted stock unit awards are granted pursuant to restricted stock unit award agreements. The plan administrator determines the consideration, if any. We may settle a vested restricted stock unit award with payment in cash, delivery of common stock, a combination of cash and common stock, or in any other form of consideration set forth in the restricted stock unit award agreement. At the time of grant of the restricted stock unit award, the plan administrator may impose restrictions or conditions that delay the delivery of the shares of common stock or cash to a date that is after the vesting of such restricted stock unit award. Additionally, dividend equivalents may be credited in respect to shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested will be forfeited upon the participant’s cessation of continuous service for any reason. If a participant’s service relationship is terminated for cause, we are authorized to rescind any transfer of common stock or cash to the participant with respect to restricted stock units that vested within six months prior to such termination for cause. In addition, we may demand the repayment of any proceeds received upon any disposition of the common stock.
     Other Equity Awards. The plan administrator may grant other awards based in whole or in part by reference to our common stock. The plan administrator determines the number of shares under the award and all other terms and conditions of the awards.
     Performance Awards. The Equity Incentive Plan allows the plan administrator to issue performance stock awards (in the form of restricted stock awards or restricted stock unit awards) and performance cash awards. The Human Resources Committee has the authority to structure one or more of these awards so that stock or cash will be issued or paid pursuant to the award only upon the achievement of certain pre-established performance goals. These goals may be based on any one of, or combination of, the following:
•	earnings before interest, taxes, depreciation, amortization, and rent (“EBITDAR”);

•	earnings before interest, taxes, depreciation and amortization (“EBITDA”);

•	earnings before interest and taxes (“EBIT”);

•	EBITDAR, EBITDA, EBIT or earnings before taxes and unusual or nonrecurring items as measured either against the annual budget or as a ratio to revenue or return on total capital;

•	net earnings;

•	earnings per share;

•	net income;

•	gross profit margin;

•	operating margin;

•	operating income;

•	net worth;

•	cash flow;

•	cash flow per share;

•	total stockholder return;

•	return on capital;

•	stock price performance;

•	revenues;

•	costs;

•	working capital;

•	capital expenditures;

•	changes in capital structure;

•	economic value added;

•	industry indices;

•	expenses and expense ratio management;

•	debt reduction;

•	profitability of an identifiable business unit or product;

•	levels of expense, cost or liability by category, operating unit or any other delineation; and

•	implementation or completion of projects or processes.
     We are not presently subject to Section 162(m) of the Internal Revenue Code, a tax code provision which imposes limits on deductibility of executive compensation. We would expect to amend the Equity Incentive Plan to address Section 162(m) requirements should Section 162(m) become applicable to us.
     Special Provisions Prior to an Initial Public Offering. Prior to an IPO, exercise of stock options and stock appreciation rights is limited to the two-month period following the later of (i) the most recent date on which we have received a fair market value determination with respect to our common stock by an independent appraiser (as of June 30 and December 31) and (ii) the date of our most recent 10-Q filing (following a June 30 appraisal) or 10-K filing (following a December 31 appraisal). In the event of a termination of service that occurs when exercise would not be permitted for at least two weeks during the standard three-month post-termination exercise period, exercise may be extended through the next two-month permissible exercise period.
     In addition, prior to an IPO, a participant (or estate or other beneficiary of a deceased participant) may require us to repurchase shares of our common stock held by the participant at then-current fair market value (a “put right”). Put rights are personal to the participant and do not run with an award or shares of common stock acquired pursuant to the award. If the award or common stock is transferred to another person, that person will not be entitled to exercise the put right, except for the estate or other beneficiary of a deceased participant. If a participant’s service is terminated for cause, the participant’s put rights terminate. Prior to an IPO, we also have a right to repurchase shares of our common stock held by a participant (or estate or other beneficiary of a deceased participant, or other permitted transferee) at then-current fair market value (a “call right”). Call rights run with an award and any shares of common stock acquired pursuant to the award. If the award or common stock is transferred to another person, that person is subject to the call right. However, we will not be obligated to repurchase our common stock, whether pursuant to a put right or a call right, in certain situations, such as if the repurchase would violate applicable law or the provisions of any agreement, including credit agreements or bond indentures, to which we are a party, or if we determine that the repurchase would be inadvisable in view of a pending or planned IPO, dividend, redemption or other distribution to our stockholders, or any change has occurred or has been threatened in our business, condition, income, operations, liquidity, stock ownership, or prospects. Both put rights and call rights may be exercised only with respect to shares of our common stock that have been held by a participant for at least six months following their issuance date (including, for this purpose, the period during which our common stock is held by the estate or other beneficiary of a deceased participant, or other permitted transferee).
     Finally, prior to an IPO, we may require, as a condition to receipt of common stock under the Equity Incentive Plan, that the recipient enter into certain agreements, including voting and transfer agreements, such as our stockholders’ agreement and our voting trust agreement.
     Changes to Capital Structure. In the event that there is a specified type of change in our capital structure, such as a merger, consolidation, recapitalization, reorganization, reincorporation, stock dividend or other change in capital structure, appropriate adjustments will be made to the Equity Incentive Plan and outstanding awards.

     Corporate Transactions. In the event of certain corporate transactions specified in the Equity Incentive Plan, such as a sale of substantially all of our assets or a merger where we are not the surviving corporation, all outstanding stock awards under the Equity Incentive Plan may be assumed, continued, or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute for such stock awards, then (i) with respect to any stock awards that are held by individuals whose service with us or our affiliates has not terminated prior to the effective date of the corporate transaction, the vesting and exercisability provisions of these stock awards will be accelerated in full and these awards will be terminated if not exercised prior at or prior to the effective date of the corporate transaction, and any reacquisition or repurchase rights held by us will lapse, and (ii) all other outstanding stock awards will terminate if not exercised prior to the effective date of the corporate transaction (except that any reacquisition or repurchase rights will not terminate and may continue to be exercised notwithstanding the corporate transaction). However, put and call rights will survive a corporate transaction, unless the shares of common stock acquired pursuant to the award are converted into securities of a publicly-held surviving or acquiring corporation (or its parent). Our board also may provide that the holder of an outstanding stock award not assumed in the corporate transaction will surrender the stock award in exchange for a payment equal to the excess of (i) the value of the property that the holder would have received upon exercise of the stock award, over (ii) the exercise price otherwise payable in connection with the stock award.
     Award of Stock Appreciation Rights
     On July 13, 2006, our board approved the award of stock appreciation rights (“SARs”) under our 2006 Equity Incentive Plan to a small group of our senior-most executives. The number of shares covered by awards to persons who qualified as our “named executive officers” as of November 27, 2005, the end of our 2005 fiscal year, is set forth in the following table:

	Number of
	Securities
	Underlying SARs	Exercise or Base Price
Name	Granted (#)	($/Sh)(1)	Expiration Date
Philip A. Marineau	150,000	$42.00	12/31/2012
R. John Anderson	462,696	$42.00	12/31/2012
Hans Ploos Van Amstel	127,242	$42.00	12/31/2012
Robert L. Hanson	127,242	$42.00	12/31/2012
Paul Mason(2)	N/A	N/A	N/A

(1)	100% of fair market value of one share of our common stock on the date of grant as determined by our board based upon an independent appraisal.

(2)	Mr. Mason left us at the end of February 2006.
     These SAR grants vest as follows: For all recipients other than Mr. Marineau, one twenty-fourth (1/24th) of each SAR grant vests on the first day of each month commencing January 1, 2008 and ending December 1, 2009, subject to continued service through the applicable vesting date. For Mr. Marineau, his grant will vest evenly over an 11 month period commencing January 1, 2008 and ending November 30, 2008, and Mr. Marineau will be treated for purposes of this grant as if he had remained employed by us through November 30, 2008 notwithstanding his retirement at the end of our fiscal 2006. If we determine that an award results in the imposition of an additional tax under Section 409A of the Internal Revenue Code, we may cancel unvested SAR grants prior to an IPO or agree with the participant to revise his or her award to avoid the imposition of such additional tax. Our board’s standard form of SAR award agreement is filed with this Form 8-K as Exhibit 99.2.

     We expect in our third quarter to early adopt the provisions of and account for these awards under SFAS No. 123 (revised 2004), “Share-Based Payment” (SFAS 123R). We expect these awards will be equity-classified under the guidelines of SFAS 123R.
ITEM 3.02 Unregistered Sales of Equity Securities.
     On July 13, 2006, our board approved the award of stock appreciation rights under our 2006 Equity Incentive Plan covering 1,318,310 shares of our common stock to a small group of our senior-most executives. All stock appreciation rights were granted with an exercise price equal to the fair market value of the covered shares on the date of grant. Upon exercise, the holder of a stock appreciation right is entitled to receive shares of common stock with an aggregate value equal to the excess of the then current fair market value of the covered shares over the exercise price. In the case of all recipients other than Mr. Marineau, one twenty-fourth (1/24th) of each stock appreciation right grant vests (becomes exercisable) on the first day of each month commencing January 1, 2008 and ending December 1, 2009, subject to continued service through the applicable vesting date. In the case of Mr. Marineau, his grant vests evenly over an 11-month period commencing January 1, 2008 and ending November 30, 2008, and Mr. Marineau will be treated for purposes of this grant as if he had remained employed by us through November 30, 2008 notwithstanding his retirement at the end of our fiscal 2006.
     The stock appreciation rights were granted under Section 4(2) of the Securities Act of 1933, as amended. Section 4(2) generally provides an exemption from registration for transactions by an issuer not involving any public offering. The stock appreciation rights were granted to a limited number of employees, all of whom are our senior-most executives.
     We are a privately-held company; there is no public trading of our common stock. As of July 13, 2006, we had 37,278,238 shares outstanding.
ITEM 8.01 Other Events.
     Completion of Exchange Offer for 2013 Euro Notes and 2016 Notes
     On July 13, 2006, we completed our exchange offer whereby we offered to exchange €102.0 million of our unregistered 8.625% senior unsecured notes due 2013 and $350.0 million of our unregistered 8.875% senior unsecured notes due 2016 for similar notes that have been registered under the Securities Act of 1933, as amended. The exchange offer was accepted by holders of €100.7 million of unregistered 2013 Euro notes and $350.0 million of unregistered 2016 notes. Following completion of the exchange offer, $1.3 million aggregate principal amount of our 2013 Euro notes remain unregistered and no 2016 notes remain unregistered. The €100.7 million of registered 2013 Euro notes are listed on the Luxembourg Stock Exchange and are fungible with the €148.0 million of registered 2013 Euro notes which were listed on the Luxembourg Stock Exchange in 2005.
ITEM 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
99.1	2006 Equity Incentive Plan.

99.2	Form of stock appreciation right award agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVI STRAUSS & CO.
DATE: July 19, 2006	By:	/s/ Heidi L. Manes
		Name:	Heidi L. Manes
		Title:	Vice President, Controller

EXHIBIT INDEX

Exhibit Number	Description

99.1	2006 Equity Incentive Plan.

99.2	Form of stock appreciation right award agreement.